UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 5, 2011

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)                 (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 9, 2011, Select Comfort Corporation (the “Company”) filed a current report on Form 8-K to report Wendy Schoppert’s appointment as Chief Financial Officer of the Company, effective June 6, 2011.  The Company is filing this amended current report on Form 8-K/A to report that, in connection with this appointment, on May 11, 2011, the Management Development and Compensation Committee of the Board of Directors (the “Committee”) approved the following changes to Ms. Schoppert’s compensation, effective as of June 6, 2011:

•	An increase in annual base salary to $320,000; and

•	An increase in target bonus level from 55% to 60% of annual base compensation, consistent with the terms of the Company’s 2010 Omnibus Incentive Plan.

Also on May 11, 2011, the Committee determined the Company’s annual long-term equity incentive awards, and Ms. Schoppert was granted (i) stock options to purchase 12,679 shares of common stock at an exercise price of $17.34 per share, vesting in equal annual increments over a period of four years; and (ii) a target award of 8,242 shares of performance-based restricted stock vesting at the end of four years, with the number of shares subject to upward or downward adjustment based on the Company’s actual performance through 2013 against certain free cash flow and market share performance targets established by the Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: May 13, 2011	By:
Title: Senior Vice President